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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2004

                                   QT 5, INC.
               (Exact name of Registrant as specified in charter)


          Delaware                    000-25022                 72-7148906
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                       5655 Lindero Canyon Road, Suite 120
                       Westlake Village, California 91362
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (818) 338-1500


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         As a result of a decision made on January 8, 2004 by the arbitration panel in the JAMS proceeding titled IN THE MATTER OF QT 5, INC. VS. MARSHALL THOMPSON AND PLATINUM PRODUCTS, QT 5, Inc. (the "Company") will immediately cease marketing NICOWater(TM).

        On April 7, 2002, Mr. Marshall Anlauf Thompson, owner of U.S. Patent No. 6,268,386 relating to the formulation of nicotine water-based products (the "NICO Patent"), entered into an agreement with the Company whereby he assigned the rights to the NICO Patent to the Company. In May 2003, Mr. Thompson alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The JAMS panel concluded that Mr. Thompson was entitled to terminate the assignment agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        99 Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QT 5, INC.

By: /s/Steven H. Reder
    -------------------------------
      Steven H. Reder, President
Dated:  January 9, 2004